Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption 'Experts' and to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II of our reports dated February 14, 2003, with respect to the consolidated financial statements of Ohio Casualty Corporation incorporated by reference in its Annual Report (Form 10-K) for the years ended December 31, 2002 and 2001, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young, LLP
Cincinnati, Ohio
May 8, 2003